Exhibit 10.3
SECOND AMENDMENT OF INVESTORS’ RIGHTS AGREEMENT
This Second Amendment of Investors’ Rights Agreement (this “Second Amendment”) is made as of August 26, 2015, and amends the Investors’ Rights Agreement, dated January 30, 2015, among NerdWallet, Inc. (the “Company”) and the other parties thereto (the “Agreement”), as amended on June 19, 2015.
Under Section 3.1(a) of the Agreement, the Company shall deliver to each Major Investor within one hundred twenty (120) days (the “Delivery Period”) after the end of each fiscal year of the Company: a balance sheet as of the end of such year; statements of income and of cash flows for such year; and a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company.
Under Section 6.6 of the Agreement, any term of the Agreement may be amended with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding.
1.    The Company and the undersigned have amended the Agreement to extend the Delivery Period to August 31, 2015 on June 19, 2015 pursuant to Section 3.1(a) of the Agreement and hereby desires to further amend the Agreement to extend the Delivery Period from August 31, 2015 to September 30, 2015.
Except as expressly amended by this Second Amendment, the Agreement shall remain in full force and effect in accordance with its terms.
Capitalized terms used in this Second Amendment and not otherwise defined shall have the meaning given in the Agreement.
[signature page follows]

This Second Amendment is executed and delivered as of the date first written above.
    NERDWALLET, INC.

By:	/s/ Tim Chen
Name:	Tim Chen
Title:	CEO
INSTITUTIONAL VENTURE PARTNERS XIV, L.P.
    By: Institutional Venture Management XIV LLC
    Its: General Partner

By:	/s/ Jules Maltz
Name:	Jules Maltz
Title:	Managing Director